EXHIBIT 11
                                                                     Page 1 of 2


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                               March 31,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 3,217,928    $ 2,785,980
  Deduct: Preferred Stock Dividends                      203,250        249,267

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 3,014,678    $ 2,536,713

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,635,574      5,676,970
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           304          6,316

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,635,878      5,683,286

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.45    $      0.45

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             3,217,928      2,785,980
  Deduct: Preferred Stock Dividends                      203,250        249,267
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               130,807        136,659

                                                     ___________    ___________
   Adjusted Net Income                               $ 3,145,485    $ 2,673,372

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,635,574      5,676,970
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           304          6,316
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        302,279        311,013

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,938,157      5,994,299

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.45    $      0.45

                                                     ___________    ___________

                                                     ___________    ___________









(a) Convertible at $40 per share.
                                                                     EXHIBIT 11
                                                                     Page 2 of 2


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                               March 31,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $13,373,738    $15,323,397
  Deduct: Preferred Stock Dividends                      808,030      1,036,767

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $12,565,708    $14,286,630

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,443,932      5,523,853
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         1,363          7,674

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,445,295      5,531,527

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      1.95    $      2.58

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            13,373,738     15,323,397
  Deduct: Preferred Stock Dividends                      808,030      1,036,767
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               538,414        550,884

                                                     ___________    ___________
   Adjusted Net Income                               $13,104,122    $14,837,514

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,443,932      5,523,853
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         1,363          7,674
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        306,789        312,714

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,752,084      5,844,241

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      1.94    $      2.54

                                                     ___________    ___________









                                                     ___________    ___________

(a) Convertible at $40 per share.
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